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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

Name of Subsidiary                                              Jurisdiction
------------------                                              ------------

1.   Interliant Acquisition Corp. ............................   Delaware
2.   Interliant Association Solutions, Inc. ..................   Delaware
3.   Interliant Consulting and Professional Services, Inc. ...   Massachusetts
       Interliant Services, Inc. .............................   Ohio
       rSP Insurance Agency, Inc. ............................   Ohio
       Soft Link Holding Corp. ...............................   Delaware
          SL Successor Corp. .................................   Minnesota
4.   Interliant International, Inc. ..........................   Delaware
       Interliant UK Holdings Limited ........................   United Kingdom
           Interliant UK Limited .............................   United Kingdom
5.   Interliant Texas, Inc. ..................................   Delaware
6.   The Jacobson Consulting Group, Inc. .....................   Delaware
7.   TP Successor Corp. ......................................   Delaware